Exhibit 99(i)

PRODUCED WATER SOLUTIONS, INC.

SECURED PROMISSORY NOTE

CDN $100,000                                          November 20, 2008

FOR VALUE RECEIVED, the undersigned, Produced Water Solutions, Inc., a corporation formed in the Province of Alberta, Canada (“Company”), unconditionally promises to pay to the order of Montana Mining Corp., a Nevada corporation (“Holder”), the principal sum of one hundred thousand Canadian Dollars (CDN $100,000) pursuant to this Secured Promissory Note (“Note”) together with interest (principal and interest together the “Outstanding Amount”).

1.

Interest. The unpaid principal balance of this Note shall bear interest from the date of this Note until this Note shall have been paid in full at the lower of (i) ten percent (10%) per annum, or (ii) the maximum non-usurious rate of interest permissible under applicable law; provided, however , that any amount not paid when due in accordance with the terms of this Note shall bear interest from the date such payment was due until paid at the lower of (i) fifteen percent (15%) per annum or (ii) the maximum non-usurious rate of interest permissible under applicable law.

2.

Payment of Principal and Interest. The Outstanding Amount under this Note shall be paid in full by that date one year from the date of this Note on or before November 19, 2009 (“Maturity Date”). Interest on this Note shall be computed on the basis of a year of 365 days for the actual number of days elapsed.

3.

Currency; Place of Payment. The Outstanding Amount is payable in lawful money of Canada and in immediately available funds, at 1403 East 900 South, Salt Lake City, Utah, or at such other address as Holder may from time to time designate in writing.

4.

No Set-Off. Payment of the Outstanding Amount on this Note shall be made without any deductions whatsoever, including but not limited to any deduction for any set-off, recoupment or counterclaim. Unless Holder otherwise agrees, all payments on this Note shall be applied first to accrued and unpaid interest and then to unpaid principal.

5. Security. The Company hereby grants to Holder a security interest, which interest may be recorded in each applicable jurisdiction by Holder, in (all of the following being herein called the “Collateral”) all of the properties, rights and assets of the Company including, inventory, cash, cash equivalents, investments, accounts receivable, lands, fixed plant and equipment, personal property, material contracts, customer lists, contracts, files, records, outstanding quotations, trademarks (registered or not), trade names, designs, URL, domain names, logos, industrial design applications, copyrights (registered or not), trade secrets, confidential information, know-how of a scientific or technical nature whether in oral, written, graphic, machine readable, electronic or physical form, patterns, plans, designs, research data, research plans, trade secrets and other proprietary know-how, processes, formulas, drawings, technology, blue prints, flow sheets, equipment, parts lists, instructions, manuals, records, procedures and all proceeds arising from or attributable to the Collateral.

6.     Severability. Any provision of this Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions of this Note in such jurisdiction, and any such prohibition or unenforceability in any such jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Exhibit 99(i)

7.     No Waiver; Cumulative Remedies.

a.          Holder shall not, by any act (except by a written instrument executed and delivered in accordance with subparagraph (b) below), delay, indulge, omit or otherwise be deemed to have waived any right, remedy or other power under this Note or to have acquiesced in any default under this Note. The rights, remedies and powers provided to Holder under this Note are cumulative, may be exercised singly or concurrently, and are not exclusive of and shall be in addition to all other rights, remedies, or powers provided by applicable law. Holder may exercise any or all rights, remedies and powers at any time(s) in any order which Holder chooses in its discretion.

b.          No waiver, amendment, supplement or other modification of any of the terms or provisions of this Note shall be effective unless set forth in a writing executed and delivered by the party sought to be charged.

8.     Events of Default; Acceleration. An “Event of Default” shall exist under this Note if any one of the following occurs:

a.     The Company shall fail to make any payment when due under this Note (including any payment due by reason of acceleration) and such failure shall continue for a period of five days after Holder shall have given the Company written notice of such failure.

b.          Dissolution, liquidation, business failure of the Company, appointment of a liquidator or receiver for any of the property of the Company, assignment for the benefit of creditors by the Company, or the commencement of any case or proceeding under any bankruptcy or insolvency laws by or against the Company, or failure of the Company generally to pay its debts when they become due.

Upon the occurrence and at any time during the continuance of any Event of Default, Holder, by written notice to the Company, may declare the entire unpaid principal balance of this Note and all accrued and unpaid interest on this Note to be due and payable immediately, and upon any such declaration the entire unpaid principal balance of this Note and all accrued and unpaid interest on this Note shall become immediately due and payable, without the need for presentment, demand for payment, protest, notice of dishonor or protest or any other notice of any kind, all of which are expressly waived by the Company.

9.     Remedies. Upon the occurrence of any event of Default, in addition to any and all other rights and remedies the Holder may then have hereunder, the Holder may, at its option: (a) reduce its claim to judgment or foreclose or otherwise enforce the security interest, in whole or in part, by any available judicial procedure; (b) after notification, if any, provided for herein, sell, lease, or otherwise dispose of, at the office of the Company, on the premises of the Company, or elsewhere, all or any part of the Collateral, in its then condition or following any commercially reasonable preparation or processing, and any such sale or other disposition may be as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust Holder’s power of sale, but sales may be made from time to time, and at any time, until all of the Collateral has been sold or until the Outstanding Amount has been paid and performed in full), and at any such sale it shall not be necessary to exhibit any of the Collateral; (c) at its discretion, retain the Collateral in satisfaction of the Outstanding Amount whenever the circumstances are such that Holder is entitled to do so under the Code or otherwise; and (d) exercise any and all other rights, remedies, and privileges it may have under any document that secures the Collateral.

Exhibit 99(i)

Any and all proceeds ever received by Holder from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy pursuant hereto shall be applied by Holder to the Outstanding Amount in such order and manner as Holder, in its sole discretion, may deem appropriate, notwithstanding any directions or instructions to the contrary by the Company.

10. Notice of Action. Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made (including retention thereof in satisfaction of the Outstanding Amount), shall be sent to the Company and to any other person entitled to notice. It is agreed that notice sent or given at least 10 calendar days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purposes of this paragraph.

11. Collection Expenses. If this Note is placed in the hands of an attorney for collection, or is collected in whole or in part by suit or through bankruptcy proceedings or other legal proceedings of any kind, the Company agrees to pay, in addition to all other sums payable under this Note, all costs and expenses of collection and enforcement, including, but not limited to, reasonable attorneys' fees.

12. Usury. It is the intent of Holder in accepting this Note and the Company in the execution of this Note to contract in strict compliance with applicable usury law. In furtherance of that intent, Holder, by accepting this Note, and the Company stipulate and agree that none of the terms and provisions contained in this Note, or in any other agreement by the Company in favor of Holder, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, or interest, at a rate in excess of the maximum non-usurious interest rate permitted to be charged by Applicable Law, as defined hereunder.

Neither the Company nor any guarantor, endorsers or other parties now or in the future becoming liable for payment of this Note shall be required to pay interest on the Note, or on any other agreement by the Company in favor of Holder, at a rate in excess of the maximum non-usurious interest that may lawfully be charged under Applicable Law, and the provisions of this Item 12 shall control over all other provisions of this Note or any other agreement which may be in apparent conflict with this Item 12.

Holder, by its acceptance of this Note, expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this Note is accelerated. If Holder shall collect monies and/or any other thing of value deemed to constitute interest that would increase the effective interest rate on this Note to a rate in excess of the maximum non-usurious rate of interest permitted to be charged by Applicable Law (whether as a result of acceleration of this Note, pre-payment, or otherwise), an amount equal to interest in excess of the lawful rate shall, upon such determination, at the option of Holder, be either immediately returned to the Company or credited against the principal balance of this Note then outstanding, in which event any and all penalties of any kind under Applicable Law as a result of such excess interest shall be inapplicable.

By execution of this Note, the Company acknowledges that it believes the indebtedness evidenced by this Note (and interest on such indebtedness) to be non-usurious and agrees that if, at any time, the Company should have reason to believe the same is in fact usurious, it will give Holder notice of such condition and the Company agrees that Holder shall have 90 days after receipt of such notice in which to make appropriate refund or other adjustment in order to correct such condition if in fact such condition exists.

The term “Applicable Law” as used in this Item 12 shall mean the internal laws of the Province of Alberta or the laws of Canada, whichever laws provide for the lowest maximum non-usurious rate of interest applicable to indebtedness similar to that represented by this Note, as such laws now exist or may be changed or amended or come into effect in the future.

Exhibit 99(i)

13. Certain Waivers. The Company and any guarantor, endorser or other surety with respect to this Note (collectively, the “Obligors”) (i) waive(s) presentment, diligence, protest, demand, notice of demand, notice of acceptance or reliance, notice of non-payment, notice of dishonor, notice of protest and all other notices to parties in connection with the delivery, acceptance, performance, default or enforcement of this Note, any endorsement or guaranty of this Note, or any collateral (if any); (ii) consent(s) to any and all delays, extensions, renewals or other modifications of this Note or the debt evidenced by this Note, any waivers of any term of this Note, any subordination of the debt evidenced by this Note, or any collateral, any impairment of any collateral, and any failure to act by Holder or any other forbearance or indulgence shown by Holder, from time to time and in one or more instances (without notice to or assent from any of the Obligors) and agree(s) that none of the foregoing shall release, discharge or otherwise impair any of their liabilities; (iii) agree(s) that the full or partial release or discharge of any Obligor shall not release, discharge or otherwise impair the liabilities of any other Obligor(s); and (iv) waive(s) any defenses based on surety-ship or impairment of collateral.

14. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ALBERTA WITHOUT REGARD TO ITS RULES PERTAINING TO CONFLICTS OF LAWS.

IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date set forth above.

PRODUCED WATER SOLUTIONS, INC.

By: /s/ Al Radford

                      Name: Al Radford

Title: President